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                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 13, 1999, appearing on Page F-2 of the Form 10-K for the year ended December 31, 1998, into the Company's previously filed registration statement No. 333-74819.



/s/ Stewart, Fowler & Stalvey, P.C.
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STEWART, FOWLER & STALVEY, P.C.


Valdosta, Georgia
March 26, 1999